UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2025

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 1000
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2025, Armada Hoffler Properties, Inc. (the “Company”) and Armada Hoffler, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into a Note Purchase Agreement (the “Purchase Agreement”) with the purchasers party thereto (the “Purchasers”) in connection with the private placement of the Operating Partnership’s senior unsecured notes (the “Notes”). Under the Purchase Agreement, the Operating Partnership agreed to sell and the Purchasers agreed to purchase an aggregate of $115.0 million of the Notes, consisting of (a) $25.0 million aggregate principal amount of 5.57% Senior Notes, Series A, due July 22, 2028, (b) $45.0 million aggregate principal amount of 5.78% Senior Notes, Series B, due July 22, 2030 and (c) $45.0 million aggregate principal amount of 6.09% Senior Notes, Series C, due July 22, 2032. The issue price for the Notes was 100% of the aggregate principal amount thereof. The Notes were issued on July 22, 2025.

The Notes bear interest on the outstanding principal balance at the stated rates per annum from the date of issuance, payable semiannually on January 22 and July 22 of each year, commencing January 22, 2026 until such principal becomes due and payable. The Notes are the senior unsecured obligations of the Operating Partnership and rank at least pari passu in right of payment with all other unsecured senior indebtedness of the Operating Partnership.

Pursuant to the terms of the Purchase Agreement, the Operating Partnership may, at its option, upon notice to each holder of the Notes, prepay at any time all, or from time to time any part of, either series of the Notes, in an amount not less than 5% of the aggregate principal amount of such series of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the applicable Make‑Whole Amount (as defined in the Purchase Agreement), which will be calculated based on the prepayment date with respect to such principal amount, as set forth in the Purchase Agreement.

The obligations of the Operating Partnership under the Notes are guaranteed (the “Guarantees”) by the Company and by each of the Company’s subsidiaries that guarantees or otherwise becomes liable for the repayment at any time, whether as a borrower or an additional or co‑borrower or otherwise, for or in respect of any indebtedness under any Material Credit Facility (as defined in the Purchase Agreement), subject to release pursuant to the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the Company and the Operating Partnership and customary affirmative and negative covenants of the Company and the Operating Partnership. In addition, the Purchase Agreement contains a number of financial covenants substantially similar to those contained in the Third Amended and Restated Credit Agreement, dated as of August 23, 2022, by and among the Company, the Operating Partnership, Bank of America, N.A., as administrative agent, and the lenders party thereto, including but not limited to (i) a maximum leverage ratio, (ii) a minimum fixed charge coverage ratio, (iii) a minimum unencumbered interest coverage ratio, (iv) a minimum unencumbered asset value and number of unencumbered properties and (v) limitations on occupancy rate and tenant concentration of unencumbered properties.

The Purchase Agreement contains customary events of default, including but not limited to non-payment, breach of covenants, representations or warranties, cross defaults, bankruptcy or other insolvency events, judgments, Employee Retirement Income Security Act 1974 (ERISA) events, and failure of a guaranty agreement. If an event of default occurs, the holders of the Notes will be entitled to take various actions, including the acceleration of amounts due under the Purchase Agreement and the Notes.

The foregoing description of the Purchase Agreement, the Notes and the Guarantees is qualified in its entirety by reference to the full text of the Purchase Agreement (which attaches the forms of the Notes), a copy of which is filed as Exhibit 10.1 hereto and is incorporated in this Item 1.01 by this reference.

The Operating Partnership intends to use the net proceeds from the issuance of the Notes to repay existing indebtedness from time to time and for general corporate purposes. The offer and sale of the Notes and the Guarantees has not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On July 22, 2025, the Company issued a press release announcing the closing of the private placement of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information contained in Item 7.01 (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Note Purchase Agreement, dated July 22, 2025, among Armada Hoffler, L.P., Armada Hoffler Properties, Inc. and the Purchasers party thereto
10.2	Form of Armada Hoffler, L.P. 5.57% Senior Note, Series A, due July 22, 2028 (included in Exhibit 10.1)
10.3	Form of Armada Hoffler, L.P. 5.78% Senior Note, Series B, due July 22, 2030 (included in Exhibit 10.1)
10.4	Form of Armada Hoffler, L.P. 6.09% Senior Note, Series C, due July 22, 2032 (included in Exhibit 10.1)
99.1	Press Release, dated July 22, 2025, issued by Armada Hoffler Properties, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: July 22, 2025	By:	/s/ Matthew Barnes-Smith
Matthew Barnes-Smith
Chief Financial Officer, Treasurer, and Corporate Secretary